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                                                                    EXHIBIT 99.1


                        Viewpoint Corporation to Acquire
                       Unicast Communications Corporation
             - Acquisition Expands Viewpoint's Ad Delivery Offerings
                 - Transaction Expected to be Accretive in 2005


New York, NY - December 2, 2004 - Viewpoint Corporation (NASDAQ: VWPT), a leading provider of Internet graphics and delivery systems, today announced it has reached an agreement to acquire Unicast Communications Corporation ("Unicast"), the most widely recognized name in rich media ad solutions.

Viewpoint Corporation president and chief executive officer, Jay Amato, commented, "This transaction fulfills our commitment to our clients as well as our shareholders to add substantial value to our product line through accretive acquisitions. This acquisition of a leading, established brand in the video ad serving marketplace creates for the first time a real leader in deploying the full range of powerful, effective video ad technologies for advertisers, agencies and publishers."

Unicast is an acknowledged leader in providing advertisers, agencies and publishers ways to deliver rich media and broadcast quality video to the web, through its Video Commercial and Standard and Full Screen Superstitial(R) formats. Unicast provides these formats to over 1400 websites and network partners and 700 agency and advertiser customers, including such global brands as AT&T, ESPN.com, Kimberly-Clark, CondeNet, Forbes.com, General Motors, Honda, MSN, Nike, Procter & Gamble, Verizon, Vonage, Washington Post Newsweek Interactive and Weather Channel.

Mr. Amato added, "With the addition of Unicast's products to Viewpoint's Creative Innovator, AirTime and AirTime InStream, advertisers will be able to satisfy all their online ad needs from one source, including receiving next-generation tracking and reporting. Additionally, as marketers steer more and more of their ad dollars away from venues such as television and towards online video buys, as noted by Forrester Research and other industry experts, Viewpoint is now even better positioned to take advantage of this projected growth."

Specifically, the new Viewpoint ad delivery product line will provide:

         - The ability for advertisers and agencies to streamline their efforts and manage all of their campaigns (creative assembly, media planning, campaign management & scheduling, conversion tracking and real time reporting) via a single source.

         - AirTime InStream, a revolutionary product that serves any video ad into any video content stream through standard ad tags on publishers' pages.

         - In-page video ad delivery using Viewpoint's AirTime, allowing advertisers to easily replace conventional online ad space with video.

         - Video display advertising via Unicast's renowned Video Commercial and Superstitial online ad formats used by over 700 advertisers and 1100 Web publishers.


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         -        Rich media and conventional ad delivery, regardless of format, using Viewpoint's Creative Innovator ad delivery and management system.

         - Award-winning creative services offering content creation and assembly support.

Viewpoint Corporation's ad delivery business is one of its four core businesses, also consisting of search, technology licensing and creative services. The acquisition of Unicast comes at a time of considerable progress for Viewpoint within its advertising and its search business, having recently surpassed a milestone of seven million installed toolbars. (Toolbar downloads will next be updated during Viewpoint's earnings conference call to discuss the Company's fourth quarter results.)

"All of the segments of our business work synergistically rather extensively, with each product providing brand and business development support to the others," added Mr. Amato. "Furthermore, with the Unicast acquisition accelerating our current growth goals within the ad delivery space, we expect this acquisition to be accretive and to help make 2005 a landmark year with positive earnings per share."

"This combination is a perfect fit," said Richard Hopple, Unicast chairman and chief executive officer. "Not only do our products and the underlying technologies complement each other but we also share a common vision about the future of Internet advertising and what is required to make that vision a reality. This combination immediately creates a formidable positive force in the industry."

Total consideration will be approximately $7,375,000, principally in the issuance of Viewpoint common stock and assumption of debt. The Company is considering raising capital to finance the cash portion of the purchase. The acquisition is expected to be completed shortly after December 31, 2004.

                                       ***

Conference Call

To discuss the transaction, Viewpoint has scheduled a conference call and live Web cast to be held today, December 2, 2004 at 9:00 AM EST.

The conference call will be available via the Internet in the Investor Relations section of Viewpoint's Web site at http://www.viewpoint.com, as well as through CCBN at www.companyboardroom.com.

If you are not able to access the live Web cast, dial in information is as follows:

-        Date:    Thursday, December 2, 2004
-        Time:    9:00 AM (EST)
-        Toll-Free Telephone Number:  (800) 603-7883
-        International Telephone Number:  (706) 643-1946
-        Passcode:  2591031

Participants should call at least 10 minutes prior to the start of the call.

A complete replay of the conference call will be available approximately one hour after the completion of the call by dialing (800) 642-1687 through midnight on December 9, 2004. Callers should enter the passcode above to access the recording.


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About Unicast

Unicast is an online advertising solutions provider, which provides a comprehensive Online Format Suite to over 1400 websites and network partners and 700 agency and advertiser customers. Unicast acts on behalf of both the buyers and sellers of online advertising, developing products and service enhancements to ensure that all of their online advertising needs are fulfilled through one central source. Unicast is based in New York City with offices in Chicago, Los Angeles, Brazil, Hong Kong, Madrid, and London. More information on Unicast and its Online Format Suite can be found at www.unicast.com.

About Viewpoint

The Viewpoint Platform is the technology behind some of the most innovative, visual experiences on the Web and on the desktop with leading clients such as America Online, General Electric, General Motors, Hewlett Packard, IBM, Lexus, Microsoft, Samsung, Scion, Sony and Toyota. Creative Innovator - the Company's next-generation ad deployment and management system - and the Viewpoint Toolbar
- the Vision for the Future of Search - are the latest breakthrough technologies using the full power of the Viewpoint Platform. More information on Viewpoint can be found at www.viewpoint.com.


This press release may contain "forward-looking" statements as that term is defined in the Private Securities Litigation Reform Act of 1995 and similar expressions that reflect Viewpoint's current expectations about its future performance. These statements and expressions are subject to risks, uncertainties and other factors that could cause Viewpoint's actual performance to differ materially from those expressed in, or implied by, these statements and expressions. Such risks, uncertainties and factors include those described in the Company's filings and reports on file with the Securities and Exchange Commission as well as the lack of assurances that the acquisition will be accretive; the acquisition will create a leader in deploying the full range of powerful, effective video ad technologies for advertisers, agencies, and publishers; advertisers will be able to satisfy all of their online ad needs with one source; that the Unicast acquisition will accelerate Viewpoint's growth with the ad delivery space; that 2005 will be a landmark year with positive earnings per share, that the combination will create a formidable positive force in the industry, or that the acquisition will be completed shortly after December 31, 2004.

Viewpoint and Viewpoint Toolbar are trademarks or registered trademarks of Viewpoint Corporation in the United States and/or in other countries. Unicast is a trademark or registered trademark of Unicast Communications Corporation in the United States and/or in other countries. Copyright (C) 2004 Viewpoint Corporation. All Rights Reserved.